Exhibit 23


      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (no. 33-58361) of Aristar, Inc. and subsidiaries of our report dated January 17, 1997 appearing on page 10 of this Form 10-K.





PRICE WATERHOUSE LLP
Tampa, Florida
March 12, 1997